UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 25, 2006

(Date of earliest event reported)

WAH KING INVEST CORP.

(Exact name of registrant as specified in its charter)

Delaware --------------------------------	000-27097 --------------------------------	98-021578 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

J.C. Beetslaan 153-155

2131 AL Hoofddorp, The Netherlands

(Address of principal executive offices) (Zip Code)

31.35628101

(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

FORWARD-LOOKING STATEMENTS. This current report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve risks and uncertainties. In addition, the Registrant (Wah King Invest Corp., a Delaware corporation) may from time to time make oral forward-looking statements. Actual results are uncertain and may be impacted by many factors. In particular, certain risks and uncertainties that may impact the accuracy of the forward-looking statements with respect to revenues, expenses and operating results include without imitation; cycles of customer orders, general economic and competitive conditions and changing customer trends, technological advances and the number and timing of new product introductions, shipments of products and components from foreign suppliers, and changes in the mix of products ordered by customers. As a result, the actual results may differ materially from those projected in the forward-looking statements.

Because of these and other factors that may affect the Registrant's operating results, past financial performance should not be considered an indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

On September 25, 2006, the Registrant entered into a binding Acquisition Agreement with F.V.G. B.V. a Dutch Corporation (the “Seller”) to acquire:

A.    All the issued and outstanding stock of Emile-Staete B.V., a Dutch corporation, which owns six properties consisting of a property at Mijlweg 7 in Vianen, the Netherlands appraised at € 3.100.00,00 or approximately $3,968,000 U.S. Dollars using a conversion rate of $1.28 to €1,00; at Berenkoog 53 in Alkmaar, the Netherlands appraised at € 1.600.00,00 or approximately $2,048,000 U.S. Dollars using a conversion rate of $1.28 to €1,00; at Einthovenstraat 1 c.a. in Alkmaar, the Netherlands appraised at €7.900.000,00 or approximately $10,112,000 U.S. Dollars using a conversion rate of $1.28 to €1,00; at Keulsekade 216 in Utrecht, the Netherlands appraised at € 4.200.000,00 or approximately $5,376,000 U.S. Dollars using a conversion rate of $1.28 to €1,00; at Edisonweg 9 in Woerden, the Netherlands appraised at € 905.000,00 or approximately $1,158,400 U.S. Dollars using a conversion rate of $1.28 to €1,00; and fifty (50%) percent of De Schans 1802 in Lelystad, the Netherlands appraised in total at € 2.900.000,00 or approximately $3,712,000 U.S. Dollars using a conversion rate of $1.28 to €1,00.

B.    All the issued and outstanding stock of Rico-Staete B.V., a Dutch corporation, which owns one property in Emmerich, Germany at Tackenweide 12 appraised at € 4.750.000,00 or approximately $6,080,000 U.S. Dollars using a conversion rate of $1.28 to €1,00.

C.     From Franciscus C.V. a Dutch Limited Partnership one property in Hilversum, in the Netherlands at Fransiscusweg 10 appraised at € 18.750.000,00 or approximately $24,000,000 U.S. Dollars using a conversion rate of $1.28 to €1,00.

The aggregate purchase price of all the issued and outstanding stock of Emile-Staete B.V., and of Rico-Staete B.V., and of the Franciscus C.V. property shall be 14.939.137 voting non registered common shares of the Registrant buyer valued at $1.00 per share payable in accordance with Schedule A of which 9,763,598 voting non registered common shares are payable at the closing, and the remaining 5.175.539 voting non registered common shares are payable at a later date mutually agreed by the parties subject to approval of the Dutch tax authorities and subject to negotiation on renegotiation of existing debt.

The aggregate purchase price of 14.939.137 voting non registered common shares of the Registrant buyer was calculated based on shareholder equity from the individual financial statements plus any converted outstanding liabilities. The net shareholder value of Emile-Staete B.V. was € 1.591,00 and the liability converted was € 1.530.426,00 for a total of € 3.121.426,00 or 3,995,425 voting non registered common shares. The net shareholder value of Rico-Staete B.V. was € 294.000,00 and the liability converted was € 676.385,00 for a total of € 960.385,00 or 1,242.093 voting non registered common shares. The net asset value of Franciscus C.V. was € 3.536.000,00 and the liability converted was € 4.043.390,00 for a total of € 7.579.390,00 or 9,701,619 voting non registered common shares.

The acquisition has been approved by the Registrant’s Board of Directors and by majority of its shareholders. The transaction will close after the Seller completes its audit in accordance with SEC requirements.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Document Description

10.01	Acquisition Agreement dated September 19, 2006 and related graphics.
10.02	Acquisition Agreement Schedules

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wah King Invest Corp.

(Registrant)

Date: September 25, 2006	By: /s/ JERRY GRUENBAUM

Jerry Gruenbaum

Chief Executive Officer

(Duly Authorized Officer)

By: /s/ NATHAN LAPKIN

Nathan Lapkin

President

(Duly Authorized Officer)